Exhibit 99.1 - Supplemental Financial Information – Second fiscal quarter ended March 27, 2016.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	March 27, 2016			March 29, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	88,731	62,247	26,484	98,017	69,148	28,869
Subscription	46,658	32,300	14,358	48,111	32,513	15,598
Other	11,446	9,723	1,723	10,429	8,872	1,557
Total operating revenue	146,835	104,270	42,565	156,557	110,533	46,024
Operating expenses:
Compensation	58,850	44,754	14,096	61,236	46,273	14,963
Newsprint and ink	6,053	4,559	1,494	7,661	5,727	1,934
Other cash costs	54,107	30,970	23,137	56,866	32,327	24,539
Depreciation and amortization	10,941	7,673	3,268	11,566	7,884	3,682
Loss (gain) on sale of assets, net	(438)	96	(534)	5	4	1
Workforce adjustments	588	571	17	641	242	399
Total operating expenses	130,101	88,623	41,478	137,975	92,457	45,518
Equity in earnings of MNI and TNI	2,009	645	1,364	1,653	444	1,209
Operating income	18,743	16,292	2,451	20,235	18,520	1,715
Nonoperating income (expense), net	13,129	12,358	771	(17,476)	(17,514)	38
Income tax expense	12,389	11,218	1,171	717	80	637
Net income	19,483	17,432	2,051	2,042	926	1,116

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	19,483	17,432	2,051	2,042	926	1,116
Adjusted to exclude
Nonoperating expenses, net	(13,129)	(12,358)	(771)	17,476	17,514	(38)
Income tax expense	12,389	11,218	1,171	717	80	637
Equity in earnings of TNI and MNI	(2,009)	(645)	(1,364)	(1,653)	(444)	(1,209)
Depreciation and amortization	10,941	7,673	3,268	11,566	7,884	3,682
Loss (gain) on sale of assets, net	(438)	96	(534)	5	4	1
Workforce adjustments	588	571	17	641	242	399
Stock compensation	594	594	—	640	640	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,711	1,242	1,469	2,212	898	1,314
Adjusted EBITDA	31,130	25,823	5,307	33,646	27,744	5,902

Supplemental cash flow information
Distributions from MNI and TNI	4,501	2,250	2,251	3,128	1,250	1,878
Capital expenditures	(1,801)	(1,644)	(157)	(2,128)	(1,438)	(690)
Pension contributions	(744)	—	(744)	(435)	—	(435)
Cash income tax refunds (payments)	(282)	(282)	—	68	157	(89)
Interest income	110	110	—	102	102	—
Interest to be settled in cash	(16,281)	(12,151)	(4,130)	(18,403)	(18,084)	(319)
Debt financing and administrative costs	—	—	—	(65)	(65)	—

26 Weeks Ended (unaudited)
	March 27, 2016			March 29, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	194,368	134,685	59,683	213,847	149,342	64,505
Subscription	97,089	66,839	30,250	98,510	66,059	32,451
Other	23,783	20,130	3,653	21,409	17,940	3,469
Total operating revenue	315,240	221,654	93,586	333,766	233,341	100,425
Operating expenses:
Compensation	117,514	89,601	27,913	123,173	92,519	30,654
Newsprint and ink	12,738	9,706	3,032	16,507	12,250	4,257
Other cash costs	112,977	65,038	47,939	117,103	66,330	50,773
Depreciation and amortization	21,884	15,308	6,576	23,061	15,834	7,227
Loss (gain) on sale of assets, net	(1,409)	133	(1,542)	(252)	(75)	(177)
Workforce adjustments	1,192	1,114	78	852	314	538
Total operating expenses	264,896	180,900	83,996	280,444	187,172	93,272
Equity in earnings of MNI and TNI	4,808	1,828	2,980	4,410	1,556	2,854
Operating income	55,152	42,582	12,570	57,732	47,725	10,007
Nonoperating income (expense), net	(4,626)	(6,098)	1,472	(38,468)	(38,541)	73
Income tax expense	19,535	14,435	5,100	7,215	3,553	3,662
Net income	30,991	22,049	8,942	12,049	5,631	6,418

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	30,991	22,049	8,942	12,049	5,631	6,418
Adjusted to exclude
Nonoperating expenses, net	4,626	6,098	(1,472)	38,468	38,541	(73)
Income tax expense	19,535	14,435	5,100	7,215	3,553	3,662
Equity in earnings of TNI and MNI	(4,808)	(1,828)	(2,980)	(4,410)	(1,556)	(2,854)
Depreciation and amortization	21,884	15,308	6,576	23,061	15,834	7,227
Loss (gain) on sale of assets, net	(1,409)	133	(1,542)	(252)	(75)	(177)
Workforce adjustments	1,192	1,114	78	852	314	538
Stock compensation	1,164	1,164	—	1,083	1,083	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	6,519	3,330	3,189	5,969	2,906	3,063
Adjusted EBITDA	79,694	61,803	17,891	84,035	66,231	17,804

Supplemental cash flow information:
Distributions from MNI and TNI	7,729	4,000	3,729	6,072	3,000	3,072
Capital expenditures	(3,271)	(2,846)	(425)	(5,675)	(3,518)	(2,157)
Pension contributions	(1,488)	—	(1,488)	(435)	—	(435)
Cash income tax refunds (payments)	(271)	(271)	—	64	153	(89)
Interest income	185	185	—	180	180	—
Interest to be settled in cash	(33,423)	(25,035)	(8,388)	(37,193)	(36,414)	(779)
Debt financing and administrative costs	(44)	—	(44)	(82)	(82)	—